Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated August 25, 2020 relating the financial statements and financial highlights appearing in the June 30, 2020 Annual Report to Shareholders of AGFIQ U.S. Market Neutral Momentum Fund, AGFIQ U.S. Market Neutral Value Fund, AGFIQ U.S. Market Neutral Anti-Beta Fund, AGFIQ Hedged Dividend Income Fund, AGFIQ Dynamic Hedged U.S. Equity ETF, AGFIQ Global Infrastructure Fund, AGF Global Sustainable Growth Equity Fund and AGF Emerging Markets Equity Fund, portfolios comprising part of AGF Investments Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 26, 2020